EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated March 24, 1997 on the consolidated balance sheet of Forasol-Foramer N.V. as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, incorporated by reference in this Registration Statement on Form S-8 by Pride Petroleum Services, Inc.


ERNST & YOUNG AUDIT

/S/ FRANCOIS VILLARD

      Represented by
     Francois Villard

Paris, France
May 20, 1997